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                                                                      Exhibit 23


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-10225) pertaining to the 401(k) Savings Account Plan for Employees of the Washington Plate Plant of our report dated June 11, 2003, with respect to the financial statements and schedule of the 401(k) Savings Account Plan for Employees of the Washington Plate Plant included in the Annual Report (Form 11-K) for the ended December 31, 2002.


                                        /s/ Ernst & Young LLP


Pittsburgh, Pennsylvania
June 24, 2003